Exhibit 10.4

RESTRICTED STOCK UNIT AGREEMENT

FOR INDEPENDENT DIRECTORS

PURSUANT TO THE

COVIA HOLDINGS CORPORATION 2018 OMNIBUS INCENTIVE PLAN

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Participant:  <NAME>

Grant Date: <GRANT DATE>

Number of Restricted Stock Units Granted: <# RSUs GRANTED>

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Covia Holdings Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.

WHEREAS, the Company adopted the Covia Holdings Corporation 2018 Omnibus Incentive Plan (as in effect and as amended from time to time, the “Plan”), which is administered by the Compensation Committee of the Board of Directors of the Company; and

WHEREAS, it has been determined to be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Agreement provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.Vesting.

(a)General.  Subject to the provisions of Sections 3(b), 3(c), and 3(d) hereof, the RSUs subject to this Agreement shall become fully vested on the earlier of the (i) first anniversary of the Grant Date specified above or (ii) the date of the first annual meeting of the Company’s stockholders following the Grant Date, provided that the Participant has not incurred a Termination prior to such vesting date.  There shall be no proportionate or partial vesting in the periods prior to the vesting date and all vesting shall occur only on the vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on the vesting date.

(b)Death or Disability.  Notwithstanding any provision herein to the contrary, if the Participant incurs a Termination prior to the vesting date set forth in Section 3(a) as a result of death or Disability (as defined below), then the RSUs will become fully vested upon the date of death or such Disability.  For purposes of this Agreement, “Disability” shall mean the Participant becoming disabled within the meaning of the Company’s long-term disability plan applicable to the Participant.

(c)Retirement.  Notwithstanding any provision herein to the contrary, if the Participant incurs a Termination on account of Retirement (as defined below) prior to the vesting date set in Section 3(a), then the RSUs will become fully vested on the date of Termination.  For purpose of this Agreement, “Retirement” means the Participant’s voluntary Termination other than for Cause, after attaining age fifty-five (55) and providing at least ten years of service to the Company or any of its Subsidiaries.

(d)Change in Control.  In the event a Change in Control (as defined below) occurs before the RSUs become fully vested and the Participant remains in the continuous service of the Company or any of its Subsidiaries on the date of such Change in Control, then the RSUs will become fully vested on the date of the Change in Control (the “Change in Control Date”).  For purposes of this Agreement, the term “Change in Control” shall mean as such term is defined in the Plan, except that a Change in Control shall not be deemed to have occurred for purposes of this Agreement unless the event constituting the Change in Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations.   For the avoidance of doubt, if the Change in Control does not constitute a permitted change in control event under section 409A of the Code, then the RSUs shall not vest on the occurrence of the Change in Control.

(e)Leave of Absence.  With respect to this Agreement, the Company may, in its sole discretion, determine that if the Participant is on a leave of absence for any reason, the Participant will be considered to still be in the employ of, or providing services to, the Company, provided that rights to the RSUs during a leave of absence may be limited to the extent to which

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those rights were earned or vested when the leave of absence began, and provided further, that no “separation from service” has occurred, as such term is defined in Section 409A.

(f)Forfeiture.  Except as otherwise provided herein, all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason.  Notwithstanding any provision of this Agreement to the contrary, all unvested RSUs (including any RSUs that may have vested but not been delivered pursuant to Section 4) shall also be immediately forfeited upon the Participant’s violation of Section 7, as determined by the Company.

4.Delivery of Shares.  The Participant will receive the number of shares of Common Stock that correspond to the number of RSUs as soon as reasonably practicable following (but no later than thirty (30) days following) the earliest to occur of the: (i) vesting date set in Section 3(a), (ii) Participant’s Termination on account of death, Disability or Retirement, or (iii) Change in Control Date.

5.Dividends; Rights as Stockholder.

(a)Dividends.  Cash dividends on shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  For purposes of clarity, if the RSUs are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the cash dividends and stock dividends set forth in this Section 5, if any, accrued with respect to such forfeited RSU.

(b)Rights as Stockholder.  Except as otherwise provided herein, the Participant shall have no rights of ownership in and no right to vote the shares of Common Stock covered by any RSU until the date on which the shares of Common Stock covered by the RSUs are issued or transferred to the Participant pursuant to Section 4 above.

6.Non-Transferability.  No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

7.Information Confidential. As partial consideration for the granting of the Award hereunder, the Participant hereby agrees to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that the Participant has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to his or

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her spouse and tax and financial advisors.  In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Participant, as a factor weighing against the advisability of granting any such future award to the Participant.

8.Company Recoupment of Awards.  This Agreement is subject to any written recoupment policies of the Company and any right or obligation the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.  Any such policy or right or obligation may subject this Agreement and any amounts paid or realized with respect to this Agreement made pursuant to this Agreement to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur.

9.Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof, except to the extent Delaware state law is preempted by federal law.  The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

10.Withholding of Tax.  The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.

11.Securities Representations.  This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant hereby acknowledges, represents and warrants that:

(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

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(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12.Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.

13.Notices.  Any notice hereunder by the Participant shall be given to the Company or the Committee in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company.  Any notice hereunder by the Company or the Committee shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.  Any person entitled to notice hereunder may waive such notice in writing.

14.No Right to Continued Service.  Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s service at any time, for any reason and with or without Cause.

15.Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan and the Company’s obligation to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation).  This authorization and consent is freely given by the Participant.

16.Compliance with Laws.  The Company shall make reasonable efforts to comply with all applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements.  As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

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17.Compliance With Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with, or be exempt from, the provisions of Section 409A of the Code.  This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).  Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.  Payments with respect to the RSUs may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment shall be treated as a separate payment, and the right to a series of installment payments under the RSUs shall be treated as a right to a series of separate payments.  In no event shall the Participant, directly or indirectly, designate the calendar year of payment.

18.Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

19.Headings.  The titles and headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21.Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

22.Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

23.Acquired Rights.  The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; and (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever.

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24.Electronic Delivery.  The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

25.Data Privacy.  The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its Subsidiaries, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant hereby understands that the Company and its Subsidiaries hold (but only process or transfer to the extent required or permitted by local law) the following personal information about the Participant: the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (including countries outside of the European Economic Area such as the United States of America), and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant hereby understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon vesting of the RSUs.  The Participant hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and in accordance with local law.  The Participant hereby understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant hereby understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant hereby understands that the Participant may contact the Participant’s local human resources representative.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COVIA HOLDINGS CORPORATION

By:

Name:

Title:

PARTICIPANT

Name:

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